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                            SIGNIFICANT SUBSIDIARIES

                                   JURISDICTION IN
              NAME                 WHICH ORGANIZED          PARENT OR INVESTOR               LINE OF BUSINESS
--------------------------------   ---------------   ---------------------------------   ------------------------

Millennium Overseas Holdings       United Kingdom        Millennium Chemicals Inc.           Chemical company
  Limited
                                      Delaware         Millennium Overseas Holdings          Chemical company
Millennium America Holdings Inc.                                  Limited
Millennium America Inc.               Delaware       Millennium America Holdings Inc.        Chemical company
Millennium Holdings Inc.              Delaware            Millennium America Inc.            Chemical company
Quantum Chemical Corporation          Virginia           Millennium Holdings Inc.            Chemical company
SCM Chemicals Inc.                    Delaware           Millennium Holdings Inc.            Chemical company
HMB Holdings Inc.                     Delaware              SCM Chemicals Inc.               Holding company
MHC Inc.(1)                           Delaware               HMB Holdings Inc.           Discontinued operations

                                              UNNAMED WHOLLY-OWNED
                                             SUBSIDIARIES OF NAMED
                                            SUBSIDIARIES CARRYING ON
                                                THE SAME LINE OF
                                                    BUSINESS
                                  --------------------------------------------
              NAME                      DOMESTIC                FOREIGN
--------------------------------  --------------------    --------------------
Millennium Overseas Holdings                                        8
  Limited

Millennium America Holdings Inc.
Millennium America Inc.
Millennium Holdings Inc.                    3
Quantum Chemical Corporation               11                       6
SCM Chemicals Inc.                          2
HMB Holdings Inc.
MHC Inc.(1)                                46                      27

------------

(1) The discontinued operations held by MHC Inc. include subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the end of the year covered by this report.

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